Citigroup Global Markets Holdings Inc.	July 14, 2026 Medium-Term Senior Notes, Series N Pricing Supplement No. 2026-USNCH33087 Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-293732 and 333-293732-02

Autocallable Buffered Notes Based on an Equally Weighted Basket of Four Stocks Due July 19, 2028

Overview

▪	The securities offered by this pricing supplement are unsecured senior debt securities issued by Citigroup Global Markets Holdings Inc. and guaranteed by Citigroup Inc. Unlike conventional debt securities, the securities do not pay interest, do not repay a fixed amount of principal at maturity and are subject to potential automatic early redemption. Your return on the securities will depend on the performance of an equally weighted basket composed of the stocks specified below.

▪	The securities offer the potential for automatic early redemption at a premium following the potential autocall date if the closing basket level on that date is greater than or equal to the initial basket level. If the securities are not automatically redeemed prior to maturity, the securities will no longer offer the opportunity to receive a premium, but instead, at maturity will provide for (i) the opportunity to participate in any appreciation of the basket at the upside participation rate specified below and (ii) contingent repayment of the stated principal amount at maturity if the basket depreciates, but only so long as the final basket level is greater than or equal to the final buffer level specified below and (iii) a limited buffer against the potential depreciation of the basket as described below. In exchange for these features, investors in the securities must be willing to accept leveraged downside exposure to the basket if the final basket level is less than the final buffer level. If the basket depreciates by more than the buffer percentage from the initial basket level to the final basket level, you will lose more than 1% of the stated principal amount of your securities for every 1% by which that depreciation exceeds the buffer percentage. Accordingly, the lower the final basket level, the less benefit you will receive from the buffer. There is no minimum payment at maturity.

▪	Investors in the securities must be willing to accept (i) an investment that may have limited or no liquidity and (ii) the risk of not receiving any amount due under the securities if we and Citigroup Inc. default on our obligations. All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.

KEY TERMS
Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Basket:	An equally weighted basket composed of 4 stocks (each, a “basket component”) listed on the next page
Aggregate stated principal amount:	$2,000,000
Stated principal amount:	$1,000 per security
Minimum purchase amount:	$10,000 / 10 securities
Strike date:	July 13, 2026
Pricing date:	July 14, 2026
Issue date:	July 17, 2026
Potential autocall date:	July 26, 2027, subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur as if such date were a final valuation date
Final valuation date:	July 14, 2028, subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur
Maturity date:	Unless earlier redeemed, July 19, 2028, subject to postponement as described under “Additional Information” below
Automatic early redemption:	If the closing basket level on the potential autocall date is greater than or equal to the initial basket level, each security you then hold will be automatically redeemed on the third business day immediately following the potential autocall date for an amount in cash equal to $1,000 plus the related premium.
Premium:

The premium applicable to the potential autocall date is the percentage of the stated principal amount set forth below.  The premium may be significantly less than the appreciation of the basket from the strike date to the potential autocall date.

• July 26, 2027:    19.10% of the stated principal amount

Payment at maturity:

If the securities are not automatically redeemed prior to maturity, for each $1,000 stated principal amount security you hold at maturity, you will receive the following amount in U.S. dollars:

▪ If the final basket level is greater than the initial basket level: $1,000 + ($1,000 × the basket return × the upside participation rate)

▪ If the final basket level is less than or equal to the initial basket level but greater than or equal to the final buffer level: $1,000

▪ If the final basket level is less than the final buffer level: $1,000 + [$1,000 × the buffer rate × (the basket return + the buffer percentage)]

If the final basket level is less than the final buffer level, your payment at maturity will be less, and possibly significantly less, than the $1,000 stated principal amount per security.  You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion, or all, of your investment.

Listing:	The securities will not be listed on any securities exchange
Underwriter:	Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal
Underwriting fee and issue price:	Issue price(1)(2)	Underwriting fee(3)	Proceeds to issuer(3)
Per security:	$1,000.00	$15.00	$985.00
Total:	$2,000,000.00	$30,000.00	$1,970,000.00

(Key terms continued on next page)

(1) On the date of this pricing supplement, the estimated value of the securities is $974.50 per security, which is less than the issue price.  The estimated value of the securities is based on CGMI’s proprietary pricing models and our internal funding rate.  It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you at any time after issuance.  See “Valuation of the Securities” in this pricing supplement.

(2) The issue price for investors purchasing the securities in fiduciary accounts is $985.00 per security.

(3) CGMI will receive an underwriting fee of $15.00 for each security sold in this offering.  J.P. Morgan Securities LLC and JPMorgan Chase Bank, N.A. will act as placement agents for the securities and, from the underwriting fee to CGMI, will receive a placement fee of $15.00 for each security they sell in this offering to accounts other than fiduciary accounts.  CGMI and the placement agents will forgo an underwriting fee and placement fee for sales to fiduciary accounts.  For more information on the distribution of the securities, see “Supplemental Plan of Distribution” in this pricing supplement.  In addition to the underwriting fee, CGMI and its affiliates may profit from hedging activity related to this offering, even if the value of the securities declines.  See “Use of Proceeds and Hedging” in the accompanying prospectus.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-7.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

You should read this pricing supplement together with the accompanying product supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below:

Product Supplement No. EA-02-12 dated February 25, 2026	Prospectus Supplement and Prospectus each dated February 25, 2026

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Citigroup Global Markets Holdings Inc.
Autocallable Buffered Notes Based on an Equally Weighted Basket of Four Stocks Due July 19, 2028

KEY TERMS (continued)
Upside participation rate:	125.00%
Initial basket level:	100
Final buffer level:	90, 90% of the initial basket level
Buffer percentage:	10%
Buffer rate:	The initial basket level divided by the final buffer level, which is approximately 111.11%
Final basket level:	The closing basket level on the final valuation date
Basket return:	(i) The final basket level minus the initial basket level, divided by (ii) the initial basket level
Closing basket level:

On the potential autocall date or the final valuation date, the closing basket level will be calculated as follows:

100 × [1 + sum of the weighted component returns of the basket components on such date]

Weighted component returns:	For each basket component on the potential autocall date or the final valuation date: the basket component return of such basket component on such date × 1/4
Basket component return:	With respect to each basket component, on the potential autocall date or the final valuation date: (i) its basket component closing price on that date minus its initial basket component price divided by (ii) its initial basket component price
Basket component closing price:	With respect to each basket component, on the potential autocall date or the final valuation date, the closing price of that basket component on that date
Basket components:	Basket Component*	Weighting	Initial Basket Component Price**
	Common stock of Bank of America Corporation	1/4	$59.50
	Common stock of Capital One Financial Corporation	1/4	$203.02
	Common stock of Morgan Stanley	1/4	$221.09
	Common stock of Wells Fargo & Company	1/4	$87.67
*The “underlying shares” of each basket component are listed in the table **For each basket component, its closing price on the strike date
CUSIP / ISIN:	17334BCL8 / US17334BCL80
July 2026	PS-2

Citigroup Global Markets Holdings Inc.
Autocallable Buffered Notes Based on an Equally Weighted Basket of Four Stocks Due July 19, 2028

Additional Information

General. The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement. The accompanying product supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement. For example, certain events may occur that could affect your payment at maturity, such as market disruption events and other events affecting the basket components. These events and their consequences are described in the accompanying product supplement in the sections “Description of the Securities— Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF— Definitions of Market Disruption Event and Scheduled Trading Day and Related Definitions”, “Description of the Securities— Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF —Dilution and Reorganization Adjustments” and “Description of the Securities— Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF — Delisting of an Underlying Company,” and not in this pricing supplement (except as set forth in the next two paragraphs). It is important that you read the accompanying product supplement, prospectus supplement and prospectus together with this pricing supplement in connection with your investment in the securities. Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.

Dilution and Reorganization Adjustments. The initial basket component price for each basket component is a “Relevant Value” for purposes of the section “Description of the Securities— Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments” in the accompanying product supplement. Accordingly, the initial basket component price for each basket component is subject to adjustment upon the occurrence of any of the events described in the accompanying product supplement in the section “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments” with respect to that basket component.

Postponement of the Final Valuation Date; Postponement of the Maturity Date.  If the scheduled final valuation date is not a scheduled trading day for a basket component, the final valuation date with respect to that basket component will be postponed to the next succeeding scheduled trading day for that basket component. In addition, if a market disruption event occurs with respect to a basket component on the scheduled final valuation date, the calculation agent may, but is not required to, postpone the final valuation date for that basket component to the next succeeding scheduled trading day for that basket component on which a market disruption event does not occur with respect to that basket component. However, in no event will the scheduled final valuation date for any basket component be postponed more than five scheduled trading days for that basket component after the originally scheduled final valuation date as a result of a market disruption event occurring on the scheduled final valuation date. The postponement of the final valuation date for one basket component will not result in the postponement of the final valuation date for any other basket component. If the final valuation date is postponed for any basket component so that it falls less than three business days prior to the scheduled maturity date, the maturity date will be postponed to the third business day after the final valuation date for any basket component as postponed. The provisions in this paragraph supersede the related provisions in the accompanying product supplement to the extent the provisions in this paragraph are inconsistent with those provisions. The terms “scheduled trading day” and “market disruption event” are defined in the accompanying product supplement.

July 2026	PS-3

Citigroup Global Markets Holdings Inc.
Autocallable Buffered Notes Based on an Equally Weighted Basket of Four Stocks Due July 19, 2028

Hypothetical Payment Upon Automatic Early Redemption

The following table illustrates how the amount payable per security upon automatic early redemption will be calculated if the closing basket level on the potential autocall date is greater than or equal to the initial basket level.

If the closing basket level on the potential autocall date below is greater than or equal to the initial basket level...	...then you will receive the following payment per security upon automatic early redemption:
July 26, 2027	$1,000 + applicable premium = $1,000 + $191.00 = $1,191.00

If, on the potential autocall date, the closing basket level is less than the initial basket level, you will not receive the premium indicated above following the potential autocall date. In order to receive the premium indicated above, the closing basket level on the potential autocall date must be greater than or equal to the initial basket level.

Payment at Maturity Diagram

The diagram below illustrates your payment at maturity, assuming the securities have not previously been automatically redeemed, for a range of hypothetical basket returns.

Investors in the securities will not receive any dividends on the basket components.  The diagram and examples below do not show any effect of lost dividend yield over the term of the securities. See “Summary Risk Factors—Investing in the securities is not equivalent to investing in the basket components” below.

Autocallable Buffered Notes Payment at Maturity Diagram

■ The Securities	■ The Basket
July 2026	PS-4

Citigroup Global Markets Holdings Inc.
Autocallable Buffered Notes Based on an Equally Weighted Basket of Four Stocks Due July 19, 2028

Hypothetical Examples of the Payment at Maturity

The table and examples below illustrate various hypothetical payments at maturity assuming various hypothetical final basket levels and assuming the securities are not automatically redeemed prior to maturity.  Your actual payment at maturity per security will depend on the actual final basket level and may differ substantially from any example shown.  It is impossible to predict whether you will realize a gain or loss on your investment in the securities.  Figures in the table and examples below have been rounded for ease of analysis.  The table and examples below are intended to illustrate how your payment at maturity will depend on whether the final basket level is greater than or less than the initial basket level and by how much.

Hypothetical Final Basket Level	Hypothetical Basket Return(1)	Hypothetical Payment at Maturity per Security	Hypothetical Total Return on Securities at Maturity(2)
200.00	100.00%	$2,250.00	125.00%
190.00	90.00%	$2,125.00	112.50%
180.00	80.00%	$2,000.00	100.00%
170.00	70.00%	$1,875.00	87.50%
160.00	60.00%	$1,750.00	75.00%
150.00	50.00%	$1,625.00	62.50%
140.00	40.00%	$1,500.00	50.00%
130.00	30.00%	$1,375.00	37.50%
120.00	20.00%	$1,250.00	25.00%
110.00	10.00%	$1,125.00	12.50%
105.00	5.00%	$1,062.50	6.25%
100.00	0.00%	$1,000.00	0.00%
95.00	-5.00%	$1,000.00	0.00%
90.00	-10.00%	$1,000.00	0.00%
89.99	-10.01%	$999.89	-0.01%
80.00	-20.00%	$888.89	-11.11%
70.00	-30.00%	$777.78	-22.22%
60.00	-40.00%	$666.67	-33.33%
50.00	-50.00%	$555.56	-44.44%
40.00	-60.00%	$444.44	-55.56%
30.00	-70.00%	$333.33	-66.67%
20.00	-80.00%	$222.22	-77.78%
10.00	-90.00%	$111.11	-88.89%
0.00	-100.00%	$0.00	-100.00%

(1) Hypothetical basket return = (i) hypothetical final basket level minus initial basket level, divided by (ii) initial basket level

(2) Hypothetical total return on securities at maturity = (i) hypothetical payment at maturity per security minus $1,000 stated principal amount per security, divided by (ii) $1,000 stated principal amount per security

Example 1—Upside Scenario A. The hypothetical final basket level is 105.00 (a 5.00% increase from the initial basket level), which is greater than the initial basket level.

Payment at maturity per security = $1,000 + ($1,000 × the basket return × the upside participation rate)

= $1,000 + ($1,000 × 5.00% × 125.00%)

= $1,000 + $62.50

= $1,062.50

In this scenario, the basket has appreciated from the initial basket level to the hypothetical final basket level, and your total return at maturity would equal the basket return multiplied by the upside participation rate.

Example 2—Par Scenario. The hypothetical final basket level is 90.00 (a 10.00% decrease from the initial basket level), which is less than the initial basket level but greater than the final buffer level.

Payment at maturity per security = $1,000.00

In this scenario, the basket has depreciated from the initial basket level to the hypothetical final basket level, but the hypothetical final basket level is greater than the final buffer level, your total return at maturity in this scenario would be equal to the $1,000 stated principal amount per security.

July 2026	PS-5

Citigroup Global Markets Holdings Inc.
Autocallable Buffered Notes Based on an Equally Weighted Basket of Four Stocks Due July 19, 2028

Example 3—Downside Scenario A. The hypothetical final basket level is 70.00 (a 30.00% decrease from the initial basket level), which is less than the final buffer level.

Payment at maturity per security = $1,000 + [$1,000 × the buffer rate × (the basket return + the buffer percentage)]

= $1,000 + [$1,000 × 111.11% × (-30.00% + 10.00%)]

= $1,000 + -$222.22

= $777.78

In this scenario, the basket has depreciated from the initial basket level to the hypothetical final basket level by more than the 10% buffer percentage, you would lose more than 1% of the stated principal amount of your securities for every 1% the basket declined beyond the 10% buffer percentage.  In this scenario, the basket depreciated by 30.00% and you would lose approximately 22.22% of the stated principal amount at maturity; therefore, the securities would provide an effective buffer (which is the difference between the depreciation of the basket and the loss on the securities) of approximately 7.78%.

Example 4—Downside Scenario B. The hypothetical final basket level is 30.00 (a 70.00% decrease from the initial basket level), which is less than the final buffer level.

Payment at maturity per security = $1,000 + [$1,000 × the buffer rate × (the basket return + the buffer percentage)]

= $1,000 + [$1,000 × 111.11% × (-70.00% + 10.00%)]

= $1,000 + -$666.67

= $333.33

Because the basket depreciated from the initial basket level to the hypothetical final basket level by more than the 10% buffer percentage, you would lose more than 1% of the stated principal amount of your securities for every 1% the basket declined beyond the 10% buffer percentage. In this scenario, the basket depreciated by 70.00% and you would lose approximately 66.67% of the stated principal amount at maturity; therefore, the securities would provide an effective buffer (which is the difference between the depreciation of the basket and the loss on the securities) of approximately 3.33%. A comparison of this example with the previous example illustrates the diminishing benefit of the buffer the greater the depreciation of the basket.

July 2026	PS-6

Citigroup Global Markets Holdings Inc.
Autocallable Buffered Notes Based on an Equally Weighted Basket of Four Stocks Due July 19, 2028

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities.  The securities are subject to all of the risks associated with an investment in our conventional debt securities (guaranteed by Citigroup Inc.), including the risk that we and Citigroup Inc. may default on our obligations under the securities, and are also subject to risks associated with the basket.  Accordingly, the securities are suitable only for investors who are capable of understanding the complexities and risks of the securities.  You should consult your own financial, tax and legal advisors as to the risks of an investment in the securities and the suitability of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities.  You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Securities” beginning on page EA-6 in the accompanying product supplement.  You should also carefully read the risk factors included in the accompanying prospectus supplement and in the documents incorporated by reference in the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.

▪	You may lose some or all of your investment. Unlike conventional debt securities, the securities do not repay a fixed amount of principal at maturity. Instead, your payment at maturity will depend on the performance of the basket from initial basket level to final basket level. If the securities are not automatically redeemed prior to maturity and the final basket level is less than the final buffer level, you will lose more than 1% of the stated principal amount of the securities for every 1% by which the basket depreciates by more than the buffer percentage. You should understand that any decline in the final basket level in excess of the buffer percentage will result in a magnified loss to your investment by the buffer rate, which will progressively offset any protection that the buffer percentage would offer. The lower the final basket level, the less benefit you will receive from the buffer. There is no minimum payment at maturity on the securities, and you may lose up to all of your investment.

▪	The securities do not pay interest. Unlike conventional debt securities, the securities do not pay interest or any other amounts prior to maturity. You should not invest in the securities if you seek current income during the term of the securities.

▪	Your payment at maturity depends on the closing basket level on a single day. Because your payment at maturity depends on the closing basket level solely on the final valuation date, you are subject to the risk that the closing basket levels on that day may be lower, and possibly significantly lower, than on one or more other dates during the term of the securities. If you had invested directly in the basket components, or if the payment at maturity were based on an average of basket closing levels, you might have achieved better returns.

▪	The securities may be automatically redeemed prior to maturity, limiting the term of the securities. The securities will be automatically redeemed prior to maturity if the closing basket level on the potential autocall date is greater than or equal to the initial basket level. Thus, the term of the securities may be limited to as short as approximately one year. If the securities are automatically redeemed prior to maturity, you will not have the opportunity to participate in any appreciation of the basket. Moreover, you may not be able to reinvest your funds in another investment that provides a similar yield with a similar level of risk.

▪	Investing in the securities is not equivalent to investing in the basket components. You will not receive any dividends with respect to the basket components. This lost dividend yield may be significant over the term of the securities. The payment scenarios described in this pricing supplement do not show any effect of such lost dividend yield over the term of the securities. In addition, you will not have voting rights or any other rights with respect to the basket components.

▪	The securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. If we default on our obligations under the securities and Citigroup Inc. defaults on its guarantee obligations, you may not receive anything owed to you under the securities.

▪	The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. CGMI currently intends to make a secondary market in relation to the securities and to provide an indicative bid price for the securities on a daily basis. Any indicative bid price for the securities provided by CGMI will be determined in CGMI’s sole discretion, taking into account prevailing market conditions and other relevant factors, and will not be a representation by CGMI that the securities can be sold at that price, or at all. CGMI may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. If CGMI suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that CGMI will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

▪	The estimated value of the securities on the pricing date, based on CGMI’s proprietary pricing models and our internal funding rate, is less than the issue price. The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the issue price. These costs include (i) the placement fees paid in connection with the

July 2026	PS-7

Citigroup Global Markets Holdings Inc.
Autocallable Buffered Notes Based on an Equally Weighted Basket of Four Stocks Due July 19, 2028

offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.

▪	The estimated value of the securities was determined for us by our affiliate using proprietary pricing models. CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of the basket components, the correlation among the basket components, the dividend yields on the basket components and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

▪	The estimated value of the securities would be lower if it were calculated based on our secondary market rate. The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. Our internal funding rate is generally lower than our secondary market rate, which is the rate that CGMI will use in determining the value of the securities for purposes of any purchases of the securities from you in the secondary market. If the estimated value included in this pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not an interest rate that we will pay to investors in the securities, which do not bear interest.

Because there is not an active market for traded instruments referencing our outstanding debt obligations, CGMI determines our secondary market rate based on the market price of traded instruments referencing the debt obligations of Citigroup Inc., our parent company and the guarantor of all payments due on the securities, but subject to adjustments that CGMI makes in its sole discretion.  As a result, our secondary market rate is not a market-determined measure of our creditworthiness, but rather reflects the market’s perception of our parent company’s creditworthiness as adjusted for discretionary factors such as CGMI’s preferences with respect to purchasing the securities prior to maturity.

▪	The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market. Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, any value of the securities determined for purposes of a secondary market transaction will be based on our secondary market rate, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the issue price.

▪	The value of the securities prior to maturity will fluctuate based on many unpredictable factors. The value of your securities prior to maturity will fluctuate based on the basket component closing prices of the basket components, the volatility of, and correlation between, the basket component closing prices of the basket components, dividend yields on the basket components, interest rates generally, the time remaining to maturity and our and Citigroup Inc.’s creditworthiness, as reflected in our secondary market rate, among other factors described under “Risk Factors Relating to the Securities—Risk Factors Relating to All Securities—The value of your securities prior to maturity will fluctuate based on many unpredictable factors” in the accompanying product supplement. Changes in the basket component closing prices of the basket components may not result in a comparable change in the value of your securities. You should understand that the value of your securities at any time prior to maturity may be significantly less than the issue price.

▪	Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment. The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

▪	Changes in the basket component closing prices of the basket components may offset each other. The performances of the basket components may not be correlated with each other. If one of the basket components appreciates, the other basket components may not appreciate as much or may even depreciate. In such event, the appreciation of one of the basket components

July 2026	PS-8

Citigroup Global Markets Holdings Inc.
Autocallable Buffered Notes Based on an Equally Weighted Basket of Four Stocks Due July 19, 2028

may be moderated, wholly offset or more than offset by lesser appreciation or by depreciation in the price of the other basket components.

▪	The basket components may be highly correlated in decline. The performances of the basket components may become highly correlated during periods of declining prices. This may occur because of events that have broad effects on markets generally or on the basket components specifically. If the basket components become correlated in decline, the depreciation of one basket component will not be offset by the performance of the other basket components and, in fact, each basket component may contribute to an overall decline from the initial basket level to the final basket level.

▪	An investment in the securities is not a diversified investment. The fact that the securities are linked to a basket does not mean that the securities represent a diversified investment. First, although the basket components differ in important respects, many of them represent similar or related industries. Second, the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. No amount of diversification that may be represented by the basket will offset the risk that we and Citigroup Inc. may default on our obligations.

▪	Our offering of the securities does not constitute a recommendation of the basket or the basket components by CGMI or its affiliates or by the placement agents or their affiliates. The fact that we are offering the securities does not mean that we believe, or that the placement agents or their affiliates believe, that investing in an instrument linked to the basket components is likely to achieve favorable returns. In fact, as we and the placement agents are part of global financial institutions, our affiliates and the placement agents and their affiliates may have positions (including short positions) in the basket components or in instruments related to the basket components, and may publish research or express opinions, that in each case are inconsistent with an investment linked to the basket components. These and other activities of our affiliates or the placement agents or their affiliates may affect the price of the basket components in a way that has a negative impact on your interests as a holder of the securities.

▪	The price of the basket components may be adversely affected by our or our affiliates’ hedging and other trading activities. We have hedged our obligations under the securities through CGMI or other of our affiliates, who have taken positions directly in the basket components and other financial instruments related to the basket components and may adjust such positions during the term of the securities. Our affiliates and the placement agents and their affiliates also trade the basket components and other financial instruments related to the basket components on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions on behalf of customers. These activities could affect the price of the basket components in a way that negatively affects the value of the securities. They could also result in substantial returns for us or our affiliates or the placement agents or their affiliates while the value of the securities declines.

▪	We and our affiliates or the placement agents or their affiliates may have economic interests that are adverse to yours as a result of our affiliates’ or their business activities. Our affiliates or the placement agents or their affiliates may currently or from time to time engage in business with the issuers of the basket components, including extending loans to, making equity investments in or providing advisory services to the issuers of the basket components. In the course of this business, we or our affiliates or the placement agents or their affiliates may acquire non-public information about the issuers of the basket components, which we and they will not disclose to you. Moreover, if any of our affiliates or the placement agents or their affiliates is or becomes a creditor of the issuers of the basket components, they may exercise any remedies against the issuers of the basket components that are available to them without regard to your interests.

▪	Even if the issuer of a basket component pays a dividend that it identifies as special or extraordinary, no adjustment will be required under the securities for that dividend unless it meets the criteria specified in the accompanying product supplement. In general, an adjustment will not be made under the terms of the securities for any cash dividend paid on any basket component unless the amount of the dividend per underlying share of such basket component, together with any other dividends paid on that basket component in the same fiscal quarter, exceeds the dividend paid per underlying share of that basket component in the most recent fiscal quarter by an amount equal to at least 10% of its closing price on the date of declaration of the dividend. Any dividend will reduce the closing price of the basket component by the amount of the dividend per underlying share of such basket component. If the issuer of a basket component pays any dividend for which an adjustment is not made under the terms of the securities, holders of the securities will be adversely affected. See “Description of the Securities— Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments—Certain Extraordinary Cash Dividends” in the accompanying product supplement.

▪	The securities will not be adjusted for all events that may have a dilutive effect on or otherwise adversely affect the prices of the basket components. For example, we will not make any adjustment for ordinary dividends or extraordinary dividends that do not meet the criteria described above, partial tender offers or additional public offerings of the basket components. Moreover, the adjustments we do make may not fully offset the dilutive or adverse effect of the particular event. Investors in the securities may be adversely affected by such an event in a circumstance in which a direct holder of a basket component would not.

▪	If a basket component is delisted, we may call the securities prior to maturity for an amount that may be less than the stated principal amount. If we exercise this call right, you will receive the amount described under “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Delisting of an

July 2026	PS-9

Citigroup Global Markets Holdings Inc.
Autocallable Buffered Notes Based on an Equally Weighted Basket of Four Stocks Due July 19, 2028

Underlying Company” in the accompanying product supplement. This amount may be less, and possibly significantly less, than the stated principal amount of the securities.

▪	The securities may become linked to shares of an issuer other than the original issuers of the basket components upon the occurrence of a reorganization event or upon the delisting of a basket component. For example, if the issuer of a basket component enters into a merger agreement that provides for holders of such basket component to receive stock of another entity, the stock of such other entity will become the basket component for all purposes of the securities upon consummation of the merger. Additionally, if a basket component is delisted and we do not exercise our call right, the calculation agent may, in its sole discretion, select shares of another issuer to be such basket component. See “Description of the Securities— Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments,” and “—Delisting of an Underlying Company” in the accompanying product supplement.

▪	The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities. If certain events occur, such as market disruption events, corporate events with respect to the issuer of any basket component that may require a dilution adjustment or the delisting of such basket component, CGMI, as calculation agent, will be required to make discretionary judgments that could significantly affect your return on the securities. In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities.

▪	The U.S. federal tax consequences of an investment in the securities are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid forward contracts. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

If you are a non-U.S. investor, you should review the discussion of withholding tax issues in “United States Federal Tax Considerations—Non-U.S. Holders” below.

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “United States Federal Tax Considerations” in this pricing supplement.  You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

July 2026	PS-10

Citigroup Global Markets Holdings Inc.
Autocallable Buffered Notes Based on an Equally Weighted Basket of Four Stocks Due July 19, 2028

Hypothetical Historical Information About the Basket

Because the basket exists solely for purposes of these securities, historical information on the performance of the basket does not exist for dates prior to the pricing date for these securities. The graph below sets forth the hypothetical historical daily levels of the basket for the period from January 4, 2016 to July 14, 2026, assuming that the basket was created on January 4, 2016 with the same basket components and corresponding weights in the basket and with a level of 100 on that date. The hypothetical performance of the basket is based on the actual basket component closing prices on the applicable dates. We obtained these closing levels from Bloomberg L.P., without independent verification. Any historical trend in the level of the basket during the period shown below is not an indication of the performance of the basket during the term of the securities.

Hypothetical Historical Basket Performance January 4, 2016 to July 14, 2026

July 2026	PS-11

Citigroup Global Markets Holdings Inc.
Autocallable Buffered Notes Based on an Equally Weighted Basket of Four Stocks Due July 19, 2028

Information About Bank of America Corporation

Bank of America Corporation operates as a financial holding company. The company offers saving accounts, deposits, mortgage and construction loans, cash and wealth management, certificates of deposit, investment funds, credit and debit cards, insurance, mobile, and online banking services. Bank of America Corporation serves customers worldwide. The underlying shares of Bank of America Corporation are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Bank of America Corporation pursuant to the Exchange Act can be located by reference to the SEC file number 001-06523 through the SEC’s website at http://www.sec.gov. In addition, information regarding Bank of America Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of Bank of America Corporation trade on the New York Stock Exchange under the ticker symbol “BAC.”

We have derived all information regarding Bank of America Corporation from publicly available information and have not independently verified any information regarding Bank of America Corporation. This pricing supplement relates only to the securities and not to Bank of America Corporation. We make no representation as to the performance of Bank of America Corporation over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. Bank of America Corporation is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing price of Bank of America Corporation on July 14, 2026 was $60.62.

The graph below shows the closing price of Bank of America Corporation for each day such price was available from January 4, 2016 to July 14, 2026. We obtained the closing prices from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing prices shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing prices as an indication of future performance.

Bank of America Corporation – Historical Closing Prices January 4, 2016 to July 14, 2026

July 2026	PS-12

Citigroup Global Markets Holdings Inc.
Autocallable Buffered Notes Based on an Equally Weighted Basket of Four Stocks Due July 19, 2028

Information About Capital One Financial Corporation

Capital One Financial Corporation provides commercial banking services. Capital One Financial Corporation accepts deposits and offers personal credit cards, investment products, loans, and online banking services.  The underlying shares of Capital One Financial Corporation are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Capital One Financial Corporation pursuant to the Exchange Act can be located by reference to the SEC file number 001-13300 through the SEC’s website at http://www.sec.gov. In addition, information regarding Capital One Financial Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of Capital One Financial Corporation trade on the New York Stock Exchange under the ticker symbol “COF.”

We have derived all information regarding Capital One Financial Corporation from publicly available information and have not independently verified any information regarding Capital One Financial Corporation. This pricing supplement relates only to the securities and not to Capital One Financial Corporation. We make no representation as to the performance of Capital One Financial Corporation over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. Capital One Financial Corporation is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing price of Capital One Financial Corporation on July 14, 2026 was $205.29.

The graph below shows the closing price of Capital One Financial Corporation for each day such price was available from January 4, 2016 to July 14, 2026. We obtained the closing prices from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing prices shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing prices as an indication of future performance.

Capital One Financial Corporation – Historical Closing Prices January 4, 2016 to July 14, 2026

July 2026	PS-13

Citigroup Global Markets Holdings Inc.
Autocallable Buffered Notes Based on an Equally Weighted Basket of Four Stocks Due July 19, 2028

Information About Morgan Stanley

Morgan Stanley is a global financial services firm that, through its subsidiaries and affiliates, advises, and originates, trades, manages and distributes capital for, governments, institutions and individuals. The underlying shares of Morgan Stanley are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Morgan Stanley pursuant to the Exchange Act can be located by reference to the SEC file number 001-11758 through the SEC’s website at http://www.sec.gov. In addition, information regarding Morgan Stanley may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of Morgan Stanley trade on the New York Stock Exchange under the ticker symbol “MS.”

We have derived all information regarding Morgan Stanley from publicly available information and have not independently verified any information regarding Morgan Stanley. This pricing supplement relates only to the securities and not to Morgan Stanley. We make no representation as to the performance of Morgan Stanley over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. Morgan Stanley is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing price of Morgan Stanley on July 14, 2026 was $227.67.

The graph below shows the closing price of Morgan Stanley for each day such price was available from January 4, 2016 to July 14, 2026. We obtained the closing prices from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing prices shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing prices as an indication of future performance.

Morgan Stanley – Historical Closing Prices January 4, 2016 to July 14, 2026

July 2026	PS-14

Citigroup Global Markets Holdings Inc.
Autocallable Buffered Notes Based on an Equally Weighted Basket of Four Stocks Due July 19, 2028

Information About Wells Fargo & Company

Wells Fargo & Company is a financial services company that provides retail, commercial and corporate banking services through banking locations and offices. The underlying shares of Wells Fargo & Company are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Wells Fargo & Company pursuant to the Exchange Act can be located by reference to the SEC file number 001-02979 through the SEC’s website at http://www.sec.gov. In addition, information regarding Wells Fargo & Company may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of Wells Fargo & Company trade on the New York Stock Exchange under the ticker symbol “WFC.”

We have derived all information regarding Wells Fargo & Company from publicly available information and have not independently verified any information regarding Wells Fargo & Company. This pricing supplement relates only to the securities and not to Wells Fargo & Company. We make no representation as to the performance of Wells Fargo & Company over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. Wells Fargo & Company is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing price of Wells Fargo & Company on July 14, 2026 was $85.29.

The graph below shows the closing price of Wells Fargo & Company for each day such price was available from January 4, 2016 to July 14, 2026. We obtained the closing prices from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing prices shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing prices as an indication of future performance.

Wells Fargo & Company – Historical Closing Prices January 4, 2016 to July 14, 2026

July 2026	PS-15

Citigroup Global Markets Holdings Inc.
Autocallable Buffered Notes Based on an Equally Weighted Basket of Four Stocks Due July 19, 2028

United States Federal Tax Considerations

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “Summary Risk Factors” in this pricing supplement.

In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, a security should be treated as a prepaid forward contract for U.S. federal income tax purposes.  By purchasing a security, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to this treatment.  There is uncertainty regarding this treatment, and the IRS or a court might not agree with it.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result under current law:

•	You should not recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or exchange.

•	Upon a sale or exchange of a security (including retirement at maturity), you should recognize capital gain or loss equal to the difference between the amount realized and your tax basis in the security. Such gain or loss should be long-term capital gain or loss if you held the security for more than one year.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding possible alternative tax treatments of the securities and potential changes in applicable law.

Non-U.S. Holders. Subject to the discussions below and in “United States Federal Tax Considerations” in the accompanying product supplement, if you are a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities, you generally should not be subject to U.S. federal withholding or income tax in respect of any amount paid to you with respect to the securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

As discussed under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” in the accompanying product supplement, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities (“U.S. Underlying Equities”) or indices that include U.S. Underlying Equities.  Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. Underlying Equities, as determined based on tests set forth in the applicable Treasury regulations.  However, the regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2027 that do not have a “delta” of one.  Based on the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. Underlying Equity and, therefore, should not be subject to withholding tax under Section 871(m).

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment.  Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including your other transactions.  You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

If withholding tax applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement.  The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

July 2026	PS-16

Citigroup Global Markets Holdings Inc.
Autocallable Buffered Notes Based on an Equally Weighted Basket of Four Stocks Due July 19, 2028

Supplemental Plan of Distribution

CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of $15.00 for each security sold in this offering.  J.P. Morgan Securities LLC and JPMorgan Chase Bank, N.A. will act as placement agents for the securities and, from the underwriting fee to CGMI, will receive a placement fee of $15.00 for each security they sell in this offering to accounts other than fiduciary accounts.  The amount of the underwriting fee to CGMI will be equal to the placement fee paid to the placement agents.  CGMI and the placement agents will forgo an underwriting fee and placement fee for sales to fiduciary accounts.  In addition to the underwriting fee, CGMI and its affiliates may profit from hedging activity related to this offering, even if the value of the securities declines.  See “Use of Proceeds and Hedging” in the accompanying prospectus. For the avoidance of doubt, the fees and commissions described on the cover of this pricing supplement will not be rebated or subject to amortization if the securities are automatically redeemed.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement and “Plan of Distribution” in each of the accompanying prospectus supplement and prospectus for additional information.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The value of the securities prior to maturity will fluctuate based on many unpredictable factors” in this pricing supplement, but not including our or Citigroup Inc.’s creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

For a period of approximately six months following issuance of the securities, the price, if any, at which CGMI would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by CGMI or its affiliates (which value CGMI may also publish through one or more financial information vendors), will reflect a temporary upward adjustment from the price or value that would otherwise be determined. This temporary upward adjustment represents a portion of the hedging profit expected to be realized by CGMI or its affiliates over the term of the securities. The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the six-month temporary adjustment period.  However, CGMI is not obligated to buy the securities from investors at any time.  See “Summary Risk Factors—The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity.”

Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as special products counsel to Citigroup Global Markets Holdings Inc., when the securities offered by this pricing supplement have been issued by Citigroup Global Markets Holdings Inc. pursuant to the indenture, the trustee and/or paying agent has made, in accordance with instructions from Citigroup Global Markets Holdings Inc., appropriate entries or notations in its records relating to the master global note that represents such securities and such securities have been delivered against payment therefor, such securities and the related guarantee of Citigroup Inc. will be valid and binding obligations of Citigroup Global Markets Holdings Inc. and Citigroup Inc., respectively, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (x) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (y) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of the securities to the extent determined to constitute unearned interest. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware, except that such counsel expresses no opinion as to (i) any law, rule or regulation that is applicable to Citigroup Global Markets Holdings Inc. or Citigroup Inc., the indenture, the securities, the related guarantee (together with the indenture and the securities, the “Documents”) or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate or (ii) any law, rule or regulation relating to national security.

In addition, this opinion is subject to the assumptions set forth in the letter of Davis Polk & Wardwell LLP dated February 25, 2026, which has been filed as an exhibit to the Registration Statement on Form S-3 by Citigroup Global Markets Holdings Inc. and Citigroup Inc. on February 25, 2026, that the Documents have been duly authorized, executed, authenticated (if applicable) and delivered by, and are each a valid, binding and enforceable agreement of, each party thereto (other than as expressly covered above in respect of Citigroup Global Markets Holdings Inc. and Citigroup Inc.) and that the terms of the securities and the issuance, execution, delivery and performance by Citigroup Global Markets Holdings Inc. and Citigroup Inc. of the securities and the related guarantee do not contravene, or constitute a default under, any judgment, injunction, order or decree or any agreement or other instrument binding upon Citigroup Global Markets Holdings Inc. or Citigroup Inc.

© 2026 Citigroup Global Markets Inc. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its affiliates and are used and registered throughout the world.

July 2026	PS-17